   As filed with the Securities and Exchange Commission on August 29, 1997
                                                    Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           SEQUANA THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)


       California                                       33-0550509
------------------------                    -----------------------------------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                         11099 North Torrey Pines Road,
                                    Suite 160
                           La Jolla, California 92037
   (Address, including zip code, of Registrant's principal executive offices)


                        1994 AMENDED INCENTIVE STOCK PLAN

                            (Full title of the plan)


                                KEVIN J. KINSELLA
                      President and Chief Executive Officer
                           SEQUANA THERAPEUTICS, INC.
                         11099 North Torrey Pines Road,
                                    Suite 160
                           La Jolla, California 92037
                                 (619) 452-6550
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                                VAHE H. SARRAFIAN
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (415) 493-9300


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                   Proposed                Proposed
                                                                  Maximum                  Maximum
          Title of Each Class                 Amount              Offering                Aggregate             Amount of
            of Securities to                  to be                Price                  Offering             Registration
             be Registered                Registered(1)         Per Share(2)                Price                  Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value......................    500,000              $10.00                   $5,000,000           $1,515.15
===================================================================================================================================

(1) The shares covered by this Registration Statement represent 500,000 shares of Common Stock which have become available for issuance under the Registrant's 1994 Amended Incentive Stock Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on June 24, 1997 increasing the number of shares authorized for issuance thereunder from 1,063,125 to 1,563,125.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on August 28, 1997.

                      Statement Under General Instruction E
                      Registration of Additional Securities

         Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statements (File Nos. 33-99238 and 333-14589) are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits.

           Exhibit
            Number              Document
           ------               ---------
               5.1               Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                                 Corporation.

              23.1               Consent of Ernst & Young LLP, Independent Auditors

              23.2               Consent of Counsel (contained in Exhibit 5.1).

              24.1               Power of Attorney (see page II-3).

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sequana Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on this 29th day of August, 1997.


                                        SEQUANA THERAPEUTICS, INC.



                                        By:  /s/ Kevin J. Kinsella
                                           --------------------------------
                                              Kevin J. Kinsella
                                              President, Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Kevin
J. Kinsella and M. Scott Salka his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                              Title                                   Date
--------------------------                        --------------------------------                --------------------
/s/ Kevin J. Kinsella
--------------------------                         President, Chief Executive                      August 29, 1997
Kevin J. Kinsella                                    Officer, and Director
                                                     (Principal Executive Officer)
/s/ M. Scott Salka
--------------------------                         Vice President, Operations,                     August 29, 1997
M. Scott Salka                                     Chief Financial Officer
                                                   (Principal Accounting and
                                                   Financial Officer)

/s/ Timothy J.R. Harris
--------------------------                         Senior Vice President,                          August 29, 1997
Timothy J.R. Harris                                Research and Development
                                                   and Director
/s/ Irwin Lerner
--------------------------                         Chairman of the Board                           August 29, 1997
Irwin Lerner                                          of Directors

/s/ Howard D. Palefsky
--------------------------                         Director                                        August 29, 1997
Howard D. Palefsky

/s/ Richard Darman
--------------------------                         Director                                        August 29, 1997
Richard Darman

/s/ Thomas C. McConnell
--------------------------                         Director                                        August 29, 1997
Thomas C. McConnell

/s/ Thomas F. Stephenson
--------------------------                         Director                                        August 29, 1997
Thomas F. Stephenson


                               INDEX TO EXHIBITS

            Exhibit
            Number                                   Exhibit
           -------                                   -------
             5.1         Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation. . . . .
            23.1         Consent of Ernst & Young LLP, Independent Auditors . . . . . . . . . . . . . . .
            23.2         Consent of Counsel (included in Exhibit 5.1) . . . . . . . . . . . . . . . . . .
            24.1         Power of Attorney (see page II-3) . . . . . . . . . . . . . . . . . . . . . . .